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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ENGINEERS

Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the references to Williamson and our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Venus Exploration, Inc. in Certain Properties, Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 8.8572" in the Venus Exploration, Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 27, 1998.

                                      WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
March 27, 1998